UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2005 (March 15, 2005)

TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

2401 Fountainview, Suite 920, Houston, Texas (Address of principal executive offices)	77057 (Zip Code)

(713) 780-9926
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

    On March 15, 2005, the Board of Directors (the “Board”) of Trico Marine Services, Inc. (the “Company”) adopted a new Financial Code of Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer (or other principal financial officer), Controller (or other principal accounting officer) and other senior financial officers (“Senior Officers”). Additionally, the Board adopted a new Proper Business Practices and Ethics Policy that applies to all of the Company’s employees, including its Senior Officers.  The Board’s adoption of the new code of ethics policies effectively amends the Company’s previous code of ethics policies. However, the adoption of the new code of ethics policies do not result in any waiver, explicit or implicit, of any provision of the Company’s previous code of ethics policies.

    A copy of each of the Financial Code of Ethics and the Proper Business Practices and Ethics Policy is attached to this Current Report on Form 8-K as Exhibit 14.1 and 14.2, respectively, and is incorporated by reference into this Item 5.05.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
14.1	Financial Code of Ethics.
14.2	Proper Business Practices and Ethics Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

Dated: March 21, 2005	By: /s/ Thomas E. Fairley
Thomas E. Fairley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
14.1	Financial Code of Ethics.
14.2	Proper Business Practices and Ethics Policy